1 AMENDED AND RESTATED EMPLOYMENT AGREEMENT This Amended and Restated Employment Agreement (this “Amended Agreement”) is entered into as of June 26, 2014 (the “Effective Date”), by and between Christopher & Banks Corporation, a Delaware corporation with its headquarters located in Plymouth, Minnesota (the “Company”), and LuAnn Via (“Executive”). RECITALS WHEREAS, the Company employs Executive as the Company’s President and Chief Executive Officer pursuant to an employment agreement entered into as of October 29, 2012 (the “Initial Employment Agreement”); WHEREAS, the term of the Initial Employment Agreement expires November 26, 2015; WHEREAS, the Company and Executive desire to extend the term of Executive’s employment until January 28, 2017 as the Company’s President and Chief Executive Officer pursuant to the terms and conditions of this Amended Agreement; and WHEREAS, Executive understands that such continued employment is expressly conditioned on execution of this Amended Agreement by Executive and the Company. AGREEMENT NOW, THEREFORE, in consideration of Executive’s employment as the Company’s President and Chief Executive Officer and the foregoing recitals, the mutual covenants set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Executive agree as follows: ARTICLE 1 EMPLOYMENT 1.1 Employment. Commencing as of November 26, 2012 (the “Commencement Date”), the Company hereby employs Executive, and Executive agrees to be employed by the Company, as its President and Chief Executive Officer (“CEO”). In addition, Executive is serving as a member of the Board of Directors of the Company (the “Board”) and Executive hereby agrees to continue serve in such capacity, conditioned upon Executive’s continued employment as CEO of the Company. The Board shall further nominate Executive as a candidate to serve as a director on the Board each year that Executive continues to serve as CEO. ARTICLE 2 TERM 2.1 Term. The initial term of this Amended Agreement shall be the period commencing on the Commencement Date and ending on January 28, 2017, the last day of fiscal 2016, unless terminated earlier as provided in Articles 11 or 12. Thereafter, the Amended Agreement shall automatically renew for successive fiscal year periods as of the last day of the Company’s fiscal year (a “Renewal Date”), unless terminated pursuant to Articles 11 or 12 or one party provides the other with written notice of its intent to terminate the Amended Agreement one-hundred eighty (180) or more days prior to January 28, 2017 or any Renewal Date thereafter. ARTICLE 3 DUTIES 3.1 Duties. Executive agrees to perform such duties as are customarily incident to her position as CEO, including those set forth in the Company’s Bylaws and those assigned to her from time to time by the Board of Directors of the Company. Executive agrees to devote her full business time and effort, to the best of her ability, Exhibit 10.1

2 to carry out her duties faithfully as an Executive of the Company for the profit, benefit and advantage of the business of the Company. Executive shall report directly and exclusively to the Board of Directors. In performing such duties, Executive may from time to time work remotely and beginning in calendar 2016 may on average work one (1) day a week remotely. Other than her current service as a member of the board of directors of Mela Sciences, Inc., Executive shall not serve on the board of directors of a public or private company (other than on the boards of the Company and its Affiliates), unless the Board of Directors of the Company has reviewed and consented to, in advance, Executive’s service on such board. In no event shall Executive simultaneously serve on more than a total of two (2) outside boards of directors, public or private, excluding non-profit companies. 3.2 Affiliate Duties. Executive acknowledges and agrees that, from time to time, she will be required to perform duties (as an officer, director or otherwise) with respect to one or more of the Company’s subsidiaries or affiliated companies (each, an “Affiliate”). As of the date hereof, the Company has two subsidiaries (Christopher & Banks, Inc. and Christopher & Banks Company) and no other affiliated entities. Executive agrees that she will perform such duties pursuant to the same standard as is set forth in Section 3.1. ARTICLE 4 COMPENSATION AND BENEFITS 4.1 Base Salary. The Company agrees to pay Executive an annualized base salary, less required and authorized deductions and withholdings, of $850,000 through the fiscal year ending January 31, 2015 (“fiscal year 2014”). For each fiscal year that this Amended Agreement remains in effect after fiscal year 2014, Executive’s base salary shall be reviewed by the Compensation Committee of the Board (or any successor committee thereto, the “Compensation Committee”) and adjustments, if any, shall be determined by the Board in its sole discretion following such review by the Compensation Committee. Executive acknowledges and agrees that she shall not receive any compensation in addition to that set forth in this Article 4 for her service as a member of the Board or of any Affiliate board, or for service as an officer of any Affiliate. 4.2 Equity Awards for Fiscal 2016. Commencing with annual awards to senior executives granted during the Company’s fiscal year commencing in 2016 (“Fiscal 2016”), and thereafter during the Term, Executive will be eligible to participate in the Company’s 2014 Stock Incentive Plan (and any successor or other equity incentive plans and programs for the Company’s senior executives) in a manner reasonably comparable to the median annual equity awards to the CEO’s in the Company’s compensation peer group. All such awards granted with respect to fiscal years commencing with Fiscal 2016 will be determined and granted in the good faith discretion of the Board (or a committee thereof) and shall comply with the provisions of Section 11.1 of the Amended Agreement. 4.3 Annual Bonus Potential. For fiscal years 2014 and thereafter, provided that Executive remains employed by the Company as CEO for the applicable entire fiscal year, Executive shall be eligible to earn an annual bonus at target each fiscal year of 100% of her then-current base salary, payable in cash and/or in equity of the Company, in accordance with the Company’s annual incentive plan for the CEO and the other executives of the Company as in effect and approved, after considering the input of the CEO with respect to such annual incentive plan, by the Board or the Compensation Committee from time to time. The bonus shall be earned at the close of the relevant fiscal year and will be paid to Executive regardless of whether she is employed on the date the bonus is actually paid, so long as she is employed on the last day of the fiscal year. If a bonus is earned pursuant to the terms of this Section 4.3 for any fiscal year of the Company, it will be paid to Executive following the close of such fiscal year in the ordinary course of business, but no later than 120 days after the close of such fiscal year. 4.4 Benefit Plan Participation. Subject to the terms and conditions of such plans and programs, Executive shall be entitled to participate in the various other employee benefit plans and programs applicable to senior executives of the Company including, but not limited to, medical insurance, dental insurance, disability insurance and other benefits. 4.5 Car Allowance. The Company shall pay to Executive a car allowance of $1,000 per month. 4.6 Vacation. Executive shall be entitled, during each full calendar year in which this Amended Agreement remains in effect, to thirty (30) days of vacation (“Vacation”) and pro rata portions thereof for any partial

3 calendar year of employment, plus all Company-recognized holidays, together with sick leave and personal holidays per Company policy. Except as expressly provided in the Company’s applicable Vacation policy, any Vacation not used during any such calendar year may not be carried forward to any succeeding calendar year and shall be forfeited. Employee shall not be entitled to receive any payment in cash for Vacation remaining unused at the end of any year, except as expressly provided in the applicable Company Vacation policy. At separation from employment, the Company will pay Executive for any unused Vacation in the year of such separation, prorated from January 1 of the year of separation through Executive’s last day of employment to the extent consistent with the terms of the Company’s applicable Vacation policy. 4.7 Business Expenses. The Company will reimburse Executive for all reasonable and documented business expenses in accordance with its Business Expense Policy; provided, however, that, with respect to reimbursements, if any, not otherwise excludible from Executive’s gross income, to the extent required to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code Section 409A”), no reimbursement of expenses incurred by Executive during any taxable year shall be made after the last day of the following taxable year, and the right to reimbursement of such expenses shall not be subject to liquidation or exchange for another benefit. 4.8 Accrued Payments at Termination. In addition to any other rights as set forth in this Amended Agreement, upon termination of Executive’s employment, regardless of the reason, Executive shall be entitled to receive the accrued but unpaid portion of Executive’s salary through the date of termination, any accrued but unused Vacation balance through the date of termination, any properly incurred and submitted unpaid expenses, and benefits that are vested as of the date of termination. ARTICLE 5 CERTAIN DEFINITIONS 5.1 Cause. For purposes of this Amended Agreement, “Cause” means: (a) the failure or refusal of Executive to perform substantially Executive’s duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), any material failure of Executive to comply with material Company policies (including the Business Expense Policy, Corporate Governance Guidelines, Corporate Disclosure Policy, Code of Conduct, Ethical Principles, Insider Trading Policy and policies against discrimination, harassment and retaliation), any material breach of Executive’s fiduciary duties to the Company (including Executive’s appropriation or attempted appropriation of a material business opportunity of the Company), and any material failure or refusal of Executive to carry out a lawful directive of the Board when it was within Executive’s power to do so; (b) the engaging by Executive in intentional or willful misconduct which is materially injurious to the reputation, business, financial condition or business relationships of the Company; (c) perpetration of an act of fraud, embezzlement or theft against or affecting the Company or any customer, supplier, client, agent, or executive thereof; (d) conviction (including conviction on a nolo contendere plea) of a felony or any crime involving fraud, dishonesty or moral turpitude; or (e) the material breach of any covenant set forth in Articles 6, 7 or 8 hereof; provided, however that: (i) a termination pursuant to clauses (a), (b), (c) or (e) shall not become effective unless the Board has delivered written notice to Executive describing Executive’s actions constituting “Cause” and Executive has failed to demonstrate to the Board within fifteen (15) business days thereafter that her actions did not constitute “Cause” as described in such notice; and

4 (ii) a termination pursuant to clauses (a) or (e) above, if susceptible of cure (and which has not been the subject of any previous written notice), shall not become effective unless Executive fails to cure such failure to perform or breach within thirty (30) days after written notice from the Board identifying what reasonable actions shall be required to cure such failure to perform. Executive understands and agrees that, whether or not she is a member of the Board at the time, she shall not participate, in her capacity as a Board member, in any deliberations or actions undertaken by the Board with respect to any determination that the Board may consider reaching with respect to the matters covered by this Section 5.1. She may, however, request a reasonable opportunity to be heard by the Board at a duly scheduled meeting for such purpose prior to the Board reaching a final determination regarding a termination for Cause pursuant to clauses (a), (b) or (e) above. 5.2 A “Change in Control” shall be deemed to have occurred upon: (a) the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities; (b) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof; (c) an Acquisition that is fifty percent (50%) or more of the Company Voting Securities; (d) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving Company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization; (e) the sale or other disposition of all or substantially all of the assets of the Company; (f) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (g) the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution. 5.3 “Confidential Information” means any information that is not generally known, including trade secrets, outside the Company and that is proprietary to the Company, relating to any phase of the Company’s existing or reasonably foreseeable business which is disclosed to Executive during Executive’s employment by the Company including information conceived, discovered or developed by Executive. Confidential Information includes, but is not limited to, business plans; financial statements and projections; operating forms (including

5 contracts) and procedures; payroll and personnel information and records; marketing materials, sales and marketing plans; product designs; new product development; business acquisition and divestiture plans; supplier information; customer information; software codes and computer programs; customer lists; project lists; project files; training manuals; policies and procedures manuals; health and safety manuals; target lists for new stores and information relating to potential new store locations; non-public financial information, including price information and cost information; administrative techniques; or any other documents or information that is designated by the Company as “Confidential” or similarly designated. Information shall no longer be deemed to be “Confidential Information” pursuant to this Section 5.3 in the event that it becomes publicly known through no action on the part of Executive (other than actions taken in the ordinary performance of Executive’s duties as CEO). 5.4 A “Competitor” means a retailer, whether operating through stores or the Internet (or both), of women’s apparel and/or accessories that is focused on selling such merchandise to the female baby boomer demographic. Competitor currently means the following companies: Ascena, Inc.; The Cato Company; Talbots, Inc.; Chico’s FAS, Inc.; New York & Co.; United Retail Group, Inc.; Ann Taylor; Kohl’s; J.C. Penney’s; and any women’s apparel and/or accessories company focused on selling such merchandise to the female baby boomer demographic in which Sycamore Partners is a majority shareholder or owner including, but not limited to, Coldwater Creek. This list may be amended by mutual written agreement of the parties only. “Competitor” shall also include all divisions and subsidiaries of the companies identified in this Section 5.4 (as may be amended by the parties) which satisfy the parameters set forth in the first sentence of this Section 5.4, and shall not include other divisions and subsidiaries of such companies. 5.5 “Fiscal year” means the 52 or 53-week period ending on the Saturday closest to January 31. 5.6 “Good Reason” means a resignation of employment by the Executive within ninety (90) days following the occurrence of any one or more of the following events without the Executive’s written consent: (i) any material diminution in Executive’s position, responsibilities or title; (ii) any diminution in Executive’s base compensation, other than when made on the same or substantially similar basis for all senior executives of the Company by the Compensation Committee after considering Executive’s input, or (iii) the Company’s material breach of this Amended Agreement which has not been cured as provided below in this Section 5.6. Executive shall have Good Reason to terminate her employment if (i) within forty-five (45) days following Executive’s actual knowledge of the event which Executive determines constitutes Good Reason, she notifies the Company in writing that she has determined a Good Reason exists and specifies in reasonable detail the event creating Good Reason, and (ii) if susceptible of cure, following receipt of such notice, the Company fails to remedy such event within thirty (30) days. If either condition is not met, Executive shall not have a Good Reason to terminate her employment. ARTICLE 6 NONCOMPETITION AND NONSOLICITATION 6.1 Noncompetition Covenant. In consideration of the financial and other benefits described in this Amended Agreement, Executive agrees, except as expressly provided in the last sentence of this Section 6.1, that, during the period commencing on the Commencement Date and ending on the date that is one (1) year after the date on which Executive ceases to be employed by the Company (for whatever reason and whether such cessation is occasioned by the Company or Executive), so long as the Company has paid all compensation (including periodic severance payments, if any) then due to Executive pursuant to the terms of this Amended Agreement, Executive shall not, on behalf of any Competitor, directly or indirectly, and in any manner or capacity (e.g., as an advisor, principal, agent, consultant, partner, officer, director, investor, shareholder, employee, member of any association or otherwise), engage in any business activities that are competitive with the business conducted by the Company or any Company Affiliate with which Executive was actively and routinely involved during the six (6) months prior to the date Executive ceases to be employed by the Company. If, following a Change in Control, Executive resigns without Good Reason, then the provisions of this Section 6.1 shall not apply to Executive on and after the date that Executive ceases to be employed by the Company due to such resignation, and no severance shall be due to Executive under this Amended Agreement per the provisions of Section 12.2.

6 6.2 Geographical Extent of Covenant. Executive acknowledges that the Company directly, or indirectly through the Company Affiliates, currently is engaged in business throughout the United States of America (“U.S.”), including each county and state thereof. Consequently, Executive agrees that her obligations under this Article 6 shall apply in any market in the U.S. (a) in which the Company or, as applicable, any Affiliate with which Executive is actively and routinely involved, operate during the six (6) month period preceding Executive’s final day of employment; and (b) the Company or, as applicable, any Affiliate with which Executive is actively and routinely involved, has plans (with which Executive is familiar) to enter on the date Executive ceases to be employed by the Company. 6.3 Limitation on Covenant. Ownership by Executive, as a passive investment, of less than three percent (3%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Article 6. 6.4 Nonsolicitation and Nonhire. Executive agrees that, for a period of one (1) year after termination of her employment for any reason (and whether occasioned by the Company or Executive so long as the Company has paid all compensation (including periodic severance payments, if any) then due to Executive pursuant to the terms of this Amended Agreement), Executive shall not, except with the prior written consent of the Company: (a) hire or attempt to hire for employment any person who is employed by the Company or any Affiliate, or attempt to influence any such person to terminate employment with the Company or any Affiliate; (b) induce or attempt to induce any employee of the Company or any Affiliate to work for, render services to, provide advice to, or supply confidential business information or trade secrets of the Company or any Company Affiliate to any third person, firm or corporation; or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company or any Affiliate. Nothing herein shall prohibit Executive from general advertising for personnel, including by use of the Internet, not specifically targeting any employee or other personnel of the Company, or from hiring any such employee or other personnel responding to such general advertising. The foregoing limitations shall not apply with respect to: (i) any former employee of the Company whose employment terminated prior to the Commencement Date, or (ii) any employee of the Company whose employment is terminated after the Commencement Date and prior to the date of Executive’s termination of employment, so long as at least six (6) months have passed between the date of such employee’s employment termination and the date of any action by Executive set forth in the first sentence of this Section 6.4. 6.5 Nondisparagement. During and after the Term, Executive agrees not to make any remarks (whether in public or private) knowingly or intentionally disparaging the Company or any Affiliate, or their respective products, services, officers, director or employees, whether past or current, including any present, former or future director, officer, employee or agent of the Company or any Affiliate. The Company’s Board of Directors and senior management team agrees not to make any public remark knowingly or intentionally disparaging the Executive during and after the Term. ARTICLE 7 CONFIDENTIAL INFORMATION AND COMPANY PROPERTY 7.1 Nondisclosure. Unless authorized in writing by the Company, Executive will not directly or indirectly use for any purpose other than for the benefit of the Company and its Affiliates or divulge, either during the term of, or after the conclusion of, her employment, or until such information becomes generally known, to any person not authorized by the Company or its Affiliates to receive or use it, any Confidential Information for any purpose whatsoever. 7.2 Company Documents. All documents or other tangible property relating in any way to the business of the Company or its Affiliates which are conceived by Executive or come into her possession during her employment shall be and remain the exclusive property of the Company. Executive agrees to return all such documents (and any summaries, abstracts or other documents, files, or storage media containing information from such documents) and tangible property to the Company upon termination of her employment, or at such earlier time as the Company may request of Executive; provided the Executive may retain a copy of any record which is a

7 “personnel record” under Minnesota law and any record (other than any corporate governance-type records, including any minutes of Board or Board committee meetings and “pre-read materials” supplied to Board or Committee members in connection with such meetings) which she reasonably believes relates to the Company’s assessment of (1) her job performance, (2) whether Cause exists under this Amended Agreement or (3) whether Good Reason exists under this Amended Agreement; provided that, to the extent any such records retained by Executive contain any Confidential Information, Executive shall not use or divulge any such information (other than to enforce her rights under this Amended Agreement). ARTICLE 8 INTELLECTUAL PROPERTY AND WORK FOR HIRE 8.1 Intellectual Property Assignment. Executive hereby irrevocably assigns to the Company and its successors, assigns, and legal representatives: (a) Except as provided by any statutory notice provided herewith, the entire right, title and interest to all Inventions; (i) “Inventions,” as used herein, means all inventions conceived or made, or reduced to practice in whole or in part by Executive during employment by the Company that constitute discoveries, improvements, designs, processes, techniques, trademarks, copyrights and ideas. (b) The right to apply for trademarks, and copyrights in the U.S. and in foreign countries in its own name and to claim any priority rights to which such foreign applications are entitled under international conventions, treaties or otherwise; and (c) The right to sue for past, present, and future infringement of such trademarks and copyrights. Executive further agrees, upon request of the Company, to provide written disclosure of all Inventions to the Company, even if a particular Invention is not assigned according to terms of any statutory notice provided herewith. This Amended Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Executive’s own time, and (1) which does not relate (a) directly to the business of the Company or (b) to the Company’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Executive for the Company. 8.2 Work for Hire. Executive hereby acknowledges and agrees that, to the extent any work performed by Executive for the Company gives rise to the creation of any copyrightable material (“Work”), all such Work, including all text, scripts, designs, diagrams, documentation, writings, visual works, or other materials shall be deemed to be a work made for hire for the Company. To the extent that title to any Work may not, by operation of law, vest in the Company or such Work may not be considered work for hire made for the Company, Executive hereby acknowledges and agrees that all rights, title and interest therein shall be deemed to have been assigned and are hereby irrevocably assigned to the Company, including but not limited to the right to sue for past, present, and future infringement of any Work. All such Work shall belong exclusively to the Company, with the Company having the right to obtain and to hold in its own name, copyrights, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. To the extent that title to any Work may not be assigned to the Company, Executive hereby grants the Company a worldwide, nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, unlimited, transferable, sublicensable license, without right of accounting, in such Work. 8.3 Further Documentation. Executive agrees to execute and deliver, without further consideration, such documents and to perform such other lawful acts as the Company, its successors and assigns may deem necessary to secure fully the Company’s rights, title or interest in all Works and Inventions as set forth in this Amended Agreement.

8 ARTICLE 9 JUDICIAL CONSTRUCTION AND SEVERABILITY 9.1 Severability. Executive believes and acknowledges that the provisions contained in this Amended Agreement, including the covenants contained in Articles 6, 7 and 8 of this Amended Agreement, are fair and reasonable, and necessary to protect the Company’s legitimate business interests. Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Amended Agreement in its entirety, but rather the covenants shall be construed and/or bluelined, reformed or rewritten by the court as if the most restrictive covenants permissible under applicable law were contained herein. If the invalid part cannot be so modified, that part may be severed and the other parts of the Amended Agreement shall remain enforceable. ARTICLE 10 CERTAIN REMEDIES 10.1 Equitable Remedies. Executive acknowledges and agrees that the services to be rendered by her hereunder are of a special, unique and extraordinary character, that it would be difficult to replace such services and that any violation of Executive’s obligations under any of Articles 6, 7 or 8 would be highly injurious to the Company and/or to any Affiliate and that it would be extremely difficult to compensate the Company and/or any Affiliate fully for damages for any such violation. Accordingly, the Company or any Affiliate, as the case may be, shall be entitled to seek, without the necessity of posting bond or proving any monetary damages, temporary and permanent injunctive relief from a court of law, in the event of violation or alleged or threatened violation by Executive of any of her obligations under any provision of any of Articles 6, 7 or 8. This provision with respect to injunctive relief shall not, however, diminish the right of the Company or any Affiliate to claim and recover damages, or to seek and obtain any other relief available to it pursuant to the provisions of this Article 10. 10.2 Performance Award Recoupment. Executive understands, acknowledges and agrees that the Company currently provides for the recoupment of benefits gained by executives from the exercise of stock options and other performance-based equity awards under certain circumstances and that the Board intends to implement such recoupment policies, covering all executives, including Executive, with respect to all forms of performance- based awards (whether in the form of cash or stock). Executive further understands, acknowledges and agrees that Executive shall be subject to, and shall comply with the terms of, all such present and future recoupment policies of the Company. ARTICLE 11 CHANGE OF CONTROL 11.1 Acceleration of Stock Options and Other Equity Interests. If there is a Change in Control, all stock options and any other equity interests, then held by Executive that are not vested as of immediately prior to the effective date of the Change in Control shall vest immediately as of such date, subject to the terms of the plan or plans, and related award agreements (including, without limitation, the stock options granted to Executive pursuant to the Initial Employment Agreement) under which Executive was granted such options or other equity. 11.2 Severance. If Executive’s employment is terminated by the Company or its successor without Cause or by Executive by resignation with Good Reason upon or within twelve (12) months following a Change in Control, Executive shall be entitled to receive from the Company or its successor (A) a lump sum payment equivalent to two (2) years of her then-current base salary and two (2) times her then current on-target bonus; (B) provided Executive is eligible for and timely elects COBRA coverage, payment of Executive’s COBRA premiums for a period not to exceed eighteen (18) months and that amount will be the amount of her then current COBRA payment; and (C) any other compensation and benefits owed at termination of employment pursuant to Article 4 of this Amended Agreement. This payment shall be made by the Company or its successor within sixty (60) days following Executive’s termination date, subject to the application of Code Section 409A as set forth in Section 12.1(d) of this Amended Agreement. This payment shall be in lieu of, and not in addition to, any severance pay or benefits set forth in Section 12.1 of this Amended Agreement.

9 ARTICLE 12 TERMINATION 12.1 Termination Without Cause or With Good Reason. Notwithstanding anything herein to the contrary, the Company may terminate the employment of Executive at any time without Cause by written notice of termination of employment to Executive. Further, the Executive may terminate her employment at any time with Good Reason. (a) Severance Amounts. In the event that the Company terminates the employment of Executive without Cause or the Executive resigns her employment with the Company with Good Reason, Executive shall receive: (i) subject to the terms of subsection 12.1(b) below, severance payments in an amount equal to 100% of her then-current base salary; (ii) provided that Executive is then-eligible for and timely elects COBRA coverage, payment of Executive’s COBRA premiums for a period not to exceed eighteen (18) months; and that amount will be the amount of her then current COBRA payment; and (iii) any other compensation and benefits owed at termination of employment pursuant to Article 4. (b) Severance Payment Schedule. Severance pay due to Executive hereunder will be made over time in accordance with the Company’s regular payroll schedule after expiration of any applicable rescission periods, subject to the application of Code Section 409A as set forth in clause (d) below. Executive shall be entitled to the severance pay and benefits set forth in this Section 12.1 only if she remains in compliance with Articles 6, 7 and 8 of this Amended Agreement and first executes, returns, does not rescind and complies with a release of claims agreement in favor of the Company in a form substantially similar to the document attached hereto as Exhibit A. (c) Cessation of Compensation or Benefits. Except as provided in Article 11 and this Section 12.1, all compensation and benefits, including the vesting of outstanding and unvested equity grants provided to Executive under this Amended Agreement shall immediately cease upon her termination, subject to applicable employment laws and regulations. (d) Application of Code Section 409A. It is intended that any payment or benefit that is provided pursuant to or in connection with this Amended Agreement that is considered to be deferred compensation subject to Code Section 409A shall be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. It is further intended that the payments hereunder shall, to the maximum extent permissible under Code Section 409A, be exempt from Code Section 409A under either (i) the exception for involuntary separation pay, to the extent that all payments are payable within the limitations described in Treasury Regulation Section 1.409A-1(b)(9), or (ii) the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), to the extent that all payments are payable no later than two and one-half (2.5) months after the end of the first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture. In addition, the following shall apply: (i) If Executive is a “specified employee” for purposes of Code Section 409A, any payments to be made or benefits to be delivered in connection with Executive’s separation from service (as defined below) that constitute deferred compensation subject to Code Section 409A shall not be made until the earlier of (i) the Executive’s death or (ii) six (6) months plus one (1) day after Executive’s separation from service (the “409A Deferral Period”) as required by Code Section 409A. Payments of any such deferred compensation otherwise due to be made in installments or periodically during the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payment shall be made as otherwise scheduled.

10 (ii) For purposes of this Amended Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Code Section 409A. (iii) For purposes of this Amended Agreement, with respect to the timing of any amounts that constitute deferred compensation subject to Code Section 409A that depends on termination of employment or separation from employment, or similar term shall mean a “separation from service” or “involuntary separation from service” within the meaning of Code Section 409A. In addition, to the extent that a Change in Control would affect the time or form of any amounts that constitute deferred compensation subject to Code Section 409A, if such Change in Control would not satisfy the Code Section 409A regulatory requirements for a “change in ownership,” change in effective control,” or “change in ownership of a substantial portion of assets” in Treasury regulations promulgated pursuant to Code Section 409A, such definition of Change in Control shall be construed and applied in a manner consistent with such regulatory definition. (e) Application of Section 11 for Change of Control. Notwithstanding anything herein to the contrary, this Section 12.1 shall not apply if Executive’s employment is terminated by the Company or its successor without Cause, or Executive resigns her employment for Good Reason, upon or within twelve (12) months following a Change in Control. In such case, Section 11 of this Amended Agreement shall control. 12.2 For Cause or Without Good Reason Termination. The Company may terminate Executive’s employment at any time for Cause, and the Executive may resign her employment without Good Reason. All compensation and benefits provided to Executive under this Amended Agreement shall immediately cease upon her termination or resignation under this Section 12.2 (including, but not limited to, bonus eligibility), subject to applicable employment laws and regulations; provided that, Executive shall receive any compensation and benefits owed at termination of employment pursuant to Article 4 of this Amended Agreement. 12.3 Termination Upon Death or Disability. This Amended Agreement will terminate upon Executive’s death or upon Executive’s disability that prevents her from performing her essential job functions under this Amended Agreement, with or without reasonable accommodation, for a continuous period of ninety (90) calendar days or for periods aggregating one-hundred eighty (180) calendar days in any eighteen (18) month period. At such time all compensation and benefits provided to Executive under this Amended Agreement shall immediately cease upon such termination, subject to applicable employment laws and regulations, except, (a) if termination is due to disability and provided Executive is eligible for and timely elects COBRA coverage, the Company will pay Executive’s COBRA premiums for a period of eighteen (18) months and that amount will be the amount of her then current COBRA payment, and (b) if termination is due to death or disability, Executive or her estate will be entitled to receive any other compensation and benefits owed at termination of employment pursuant to Article 4. 12.4 Board Resignations. Upon termination of executive’s employment with the Company, for any reason, Executive agrees to resign immediately from the Board and from all Affiliate boards of directors on which she is then currently serving, and agrees to execute such documents as are necessary or appropriate, in the Company’s judgment, to effect such resignations. ARTICLE 13 INDEMNIFICATION 13.1 Indemnification Protection. Executive as a director, officer, agent, and employee of the Company, shall be entitled to all the protection from liability and all the rights to indemnification provided by Delaware law and any other applicable state or federal law, whether statutory or common law, to current and former directors, officers, agents, or employees of the Company, and shall be entitled to protection from liability and to indemnification afforded by applicable Company by-laws, resolutions, and/or insurance for current and former directors, officers, agents and/or employees, as well as the current form of indemnification agreement, if any, entered into with the Company’s other directors and/or executive officers.

11 ARTICLE 14 ASSIGNMENT 14.1 Company Right to Assign. Executive consents to and the Company shall have the right to assign this Amended Agreement to its successors or assigns. Additionally, Executive consents to and the Company shall have the right to assign this Amended Agreement to any subsidiary, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns. The terms “successors” and “assigns” shall include any corporation which buys all or substantially all of the Company’s assets, or if a controlling portion of its stock, or with which it merges or consolidates. 14.2 Rights of Executive’s Successors. This Amended Agreement inures to the benefit of Executive’s legal representative, executor, administrator, or heirs. In the event of Executive’s death prior to payment of any amounts earned and due under this Amended Agreement to Executive (excluding any severance payments and COBRA benefits under Articles 11 or 12 of this Amended Agreement), such payments shall be made to Executive’s spouse, or if she is not survived by her spouse, then to her estate. ARTICLE 15 MEDIATION; GOVERNING LAW AND VENUE 15.1 Mediation. If Executive is terminated for Cause and Executive disagrees with that determination, or Executive resigns employment for Good Reason and the Board disagrees with that determination, then, within seven (7) calendar days of such termination the disagreeing party by written notice to the other party may request that both parties participate in mediation in an effort to resolve the disagreement by submitting to the other party and to JAMS (c/o its Minneapolis office or, if none, its Chicago office) (the “Mediation Facilitator”) a request for mediation. The parties will cooperate with the Mediation Facilitator and with one another in selecting a mediator from the Mediation Facilitator’s panel of neutrals, and in scheduling the mediation proceedings in the Minneapolis, Minnesota area, but in the event they are unable to select a mediator within ten (10) days of the mediation request, the Mediation Facilitator shall appoint the mediator and the mediation shall be held as soon as practical but no later than twenty-one (21) days after a mediator has been selected or appointed. The Company covenants to Executive that it will participate in the mediation in good faith through representation by an appropriate member of its executive management and/or the Board, and Executive covenants that she will personally participate in the mediation in good faith. The Company will pay all JAMS costs, as well as all reasonable travel costs associated with the participation of Executive and her counsel in the mediation process, and each party shall bear their respective attorney’s fees and costs. In the event the parties are unable to resolve the dispute through mediation within five (5) business days following the mediation date, then either party shall be entitled to pursue its or her remedies at law. 15.2 Governing Law. The parties acknowledge that the Company’s principal place of business is located in the State of Minnesota. The parties hereby agree that this Amended Agreement shall be construed in accordance with the internal laws of the State of Minnesota without regard to the conflict of laws thereof; provided that, both parties understand and agree that the statutory and common law of the State of Delaware shall govern all matters regarding Executive’s performance of its fiduciary duties and indemnification (and reimbursement of related expenses) of Executive. 15.3 Venue. The parties agree that the exclusive venue for any litigation commenced by the Company or the Executive relating to this Amended Agreement or Executive’s employment shall be the state courts located in Hennepin County, Minnesota and the United States District Court, District of Minnesota in Hennepin County, Minnesota. The parties waive any rights to object to venue as set forth herein, including any argument of inconvenience for any reason. ARTICLE 16 CERTAIN UNDERSTANDINGS 16.1 Executive’s Review. Executive hereby acknowledges that (a) the Company informed her, prior to her accepting employment with the Company under the terms and conditions set forth in the Initial Employment

12 Agreement, that the restrictive covenants contained in Articles 6, 7 and 8 of the Initial Employment Agreement and this Agreement would be required as part of the terms and conditions of her employment with the Company under the Agreements; (b) her employment with the Company under the Initial Employment Agreement and this Amended Agreement constitutes good and valuable consideration in exchange for the restrictive covenants contained in Articles 6, 7 and 8 of this Amended Agreement, (c) she has carefully considered the restrictions contained in this Amended Agreement and determined that they are fair and reasonable, and necessary to protect the Company’s legitimate business interests; and (d) the restrictions in this Amended Agreement will not unduly restrict Executive in securing other employment or earning a livelihood in the event of her termination from the Company. 16.2 Notification of Third Parties. By signing below, Executive authorizes the Company to notify third parties (including, but not limited, Executive’s actual or potential future employers) of Articles 6, 7 and 8 of this Amended Agreement, and those provisions necessary for the enforcement of Articles 6, 7 and 8 of this Amended Agreement, and Executive’s responsibilities thereunder. 16.3 No Restrictions. Executive represents and warrants that she is not subject to any contract or other obligation that would limit her ability in any way to perform her duties under this Amended Agreement. 16.4 Executive Nondisclosure. If Executive possesses any information that she knows or should know is considered by any third party, such as a former employer of Executive’s, to be confidential, trade secret, or otherwise proprietary, Executive shall not disclose such information to the Company or use such information to benefit the Company in any way. ARTICLE 17 MISCELLANEOUS 17.1 Entire Amended Agreement. The Company and Executive acknowledge that this Amended Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Amended Agreement supersedes any prior agreements or understandings, if any, between the Company and Executive, whether written or oral. 17.2 Amendments. The parties agree that no amendments of this Amended Agreement may be made except by means of a written agreement or memorandum signed by each of the parties and approved by the Board or its Compensation Committee. Notwithstanding anything in this Amended Agreement to the contrary, the Company expressly reserves the right to amend this Amended Agreement without Executive’s consent to the extent necessary to comply with Code Section 409A, as it may be amended from time to time, and the regulations, notices and other guidance of general applicability issued thereunder. 17.3 Waiver. Either parties failure to demand strict performance and compliance with any part of this Amended Agreement during Executive’s employment or thereafter shall not be deemed to be a waiver of such party’s rights under this Amended Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Amended Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof. 17.4 Survival. The parties agree that Articles 6-8, 10-13, 15 and 17 of this Amended Agreement, and those provisions necessary for the enforcement of such Articles, shall survive termination of this Amended Agreement and termination of Executive’s employment for any reason. For the avoidance of doubt, the parties specifically agree that, in the event that the Company delivers a timely written notice of non-renewal of this Amended Agreement pursuant to Section 2.1, all of the terms of Section 12.1 (relating to severance payments in various scenarios and to execution of a release, compliance with certain covenants, cessation of benefits and certain other matters) shall continue to apply after such termination of this Amended Agreement. The parties further agree that both parties shall retain the right to enforce any rights or claims for breach of this Amended Agreement during its term or for breach of any provisions required to be performed by the Executive or the Company or its successor(s) after its term and such rights shall survive termination of this Amended Agreement and termination of Executive’s employment for any reason.

13 17.5 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, when delivered by an express delivery service or courier service to the address listed below, or three (3) business days after it is mailed, certified, return receipt requested, postage prepaid: If to Executive, addressed to: LuAnn Via 8453 Friarlynch Lane Germantown, TN 38139 If to the Company, addressed to: Christopher & Banks Corporation 2400 Xenium Lane North Plymouth, MN 55441 Attn: Chair of Board With a copy (to the same address) to: General Counsel Any party hereto may, from time to time, by written notice to the other party, designate a different address, or in the case of the Company, a different notice party, which shall be substituted for the one specified above for such party. 17.6 Counterparts. This Amended Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart (including signatures transmitted by facsimile) shall be deemed a signature to, and may be appended to, any other counterpart. (This space intentionally left blank.)

14 IN WITNESS WHEREOF, the Company has hereunto signed its name and Executive hereunder has signed her name, all as of the day and year first above written. LuAnn Via CHRISTOPHER & BANKS CORPORATION By: Paul Snyder Chair of the Board

15 EXHIBIT A RELEASE OF CLAIMS I, LuAnn Via, agree as follows: 1. Release of Claims. Specifically in consideration of the severance pay and benefits described in my Executive Employment Agreement, to which I would not otherwise be entitled, by signing this Release of Claims, I, for myself and anyone who has or obtains legal rights or claims through me, agree to the following: a. I hereby release, agree not to sue, and forever discharge Christopher & Banks (as defined below) of and from any and all manner of claims, demands, actions, causes of action, administrative claims, liability, damages, claims for punitive or liquidated damages, claims for attorney’s fees, costs and disbursements, individual or class action claims, or demands of any kind whatsoever, I have or might have against them or any of them, whether known or unknown, in law or equity, contract or tort, from the beginning of time through the date of my signing this Release of Claims, including, without limitation, any claims arising out of or in connection with my employment with Christopher & Banks, or the termination of that employment, or otherwise. b. This release includes, without limiting the generality of the foregoing, any claims I may have for wages, bonuses, commissions, penalties, deferred compensation, equity, paid time off, severance benefits, employee benefits (except those listed in Section l(d)), defamation, invasion of privacy, negligence, emotional distress, breach of contract, estoppel, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment), violation of the United States Constitution, the Minnesota Constitution, the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Older Worker Benefit Protection Act, the Minnesota Human Rights Act, Minn. Stat. § 363A01 et seq., Title Vll of the Civil Rights Act, 42 U.S.C. § 2000 et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., the Occupational Safety and Health Act, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Family and Medical Leave Act, 29 U.S.C. § 260l et seq., or any other state or federal law providing for employee leaves, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the National Labor Relations Act, 29 U.S.C.§ 151 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., The Fair Labor Standards Act, the Equal Pay Act, the Genetic Information Nondiscrimination Act, the Sarbanes-Oxley Act, 15 U.S.C. § 7201 et seq., any state or federal whistleblower laws, the Dodd-Frank Act Wall Street Reform and Consumer Protection Act, any claim arising under Minn. Stat. Chapter 177 and 181, Minn. Stat. § 176.82, and any claim for retaliation, harassment or discrimination based on sex, race, color, creed, religion, age, national origin, marital status, sexual orientation, disability, status with regard to public assistance, military status or any other protected class, or sexual or other harassment. I hereby waive any and all relief not provided for in the Executive Employment Agreement. I understand and agree that, by signing this Release of Claims, I waive and release any past, present, or future claim to employment with Christopher & Banks. Without limiting the generality of the foregoing, this Release of Claims also includes, but is not limited to, any claims I currently have, or may have, based on events occurring on or before the date of this Release of Claims, with respect to (i) the exercise of stock options to acquire shares of the Company’s Common Stock, and/or any subsequent sales of such shares of Common Stock; or (ii) the inability to exercise, or the prohibition on the exercise of, options to acquire shares of the Company’s Common Stock, and/or the subsequent inability to sell, or prohibition on the sale of, the shares of Common Stock acquired thereby; and (iii) the inability to purchase or sell, or the prohibition on the sale of or purchase and sale of, shares of the Company’s Common Stock. Nothing in this Release of Claims, however, prevents the future exercise of vested options to acquire shares of the Company’s Common Stock and to sell the shares of Common Stock acquired thereby in a manner consistent with the terms of the Company’s stock option plans, the agreements pursuant to which the options were awarded, the Company’s Insider Trading Policy (to the extent then applicable to me) and all governing legal standards. c. If I file, or have filed on my behalf, a charge, complaint, or action, I agree that the payments and benefits described in my Executive Employment Agreement are in complete satisfaction of any and all claims in connection with such charge, complaint, or action and I waive, and agree not to take, any award of money or other damages from such charge, complaint, or action.

16 d. I am not, by signing this Release of Claims, releasing or waiving (1) any vested interest I may have in any 401(k) or profit sharing plan by virtue of my employment with Christopher & Banks, (2) any rights or claims that may arise after this Release of Claims is signed, and (3) the post-employment payments and benefits specifically promised to me under the Executive Employment Agreement. e. Christopher & Banks, as used in this Release of Claims, shall mean Christopher & Banks Corporation, Christopher & Banks, Inc., and its and their subsidiaries, divisions, affiliated or related entities, insurers, and its and their present and former officers, directors, shareholders, trustees, employees, agents, attorneys, representatives and consultants, and the successors and assigns of each, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of Christopher & Banks, in their official and individual capacities. 2. Notice of Right to Consult Attorney and Twenty-One (21) Calendar Day Consideration Period. By signing this Release of Claims, I acknowledge and agree that Christopher & Banks has informed me by this Release of Claims that (1) I have the right to consult with an attorney of my choice prior to signing this Release of Claims, and (2) I am entitled to twenty-one (21) calendar days from the receipt of this Release of Claims to consider whether the terms are acceptable to me. Christopher & Banks encourages me to use the full twenty-one (21) day period to consider this Release of Claims but I have the right, if I choose, to sign this Release of Claims prior to the expiration of the twenty-one (21) day period. 3. Notification of Right to Rescind. Christopher & Banks hereby notifies me of my right to rescind (cancel) the release of claims contained in this Release of Claims within fifteen (15) calendar days of my signing this Release of Claims. In order to be effective, the rescission must (a) be in writing; (b) delivered to Luke Komarek, Senior Vice President and General Counsel, Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, MN 55441 by hand or mail within the required period; and (c) if delivered by mail, the rescission must be postmarked within the required period, properly addressed to Luke Komarek, as set forth above, and sent by certified mail, return receipt requested. This Release of Claims will be effective upon the expiration of the fifteen (15) day period without rescission. I understand that if I rescind any part of this Release of Claims in accordance with this paragraph, I will not receive the post- employment payments and benefits described in the Executive Employment Agreement and I will be obligated to return any such payments and benefits if already received. 4. No Admission of Liability. It is expressly understood and agreed that nothing contained in this Release shall constitute or be construed or treated as an admission of any wrongdoing or liability on the part of any Party. 5. Return of Property. I represent and warrant that I have returned to Christopher & Banks all documents, files, records or data (including any copies or summaries of such information) and any other property belonging to the company, which may include, without limitation, office keys, personal digital assistant, I-Pad, computer, cell phone, or other equipment. 6. Continuing Obligations. I agree, understand, and acknowledge that I have certain continuing obligations to Christopher & Banks that survive the termination of my employment and shall continue unabated, including, without limitation, the obligations in Articles 6, 7 and 8 of my Employment Agreement, as well as the obligations under law to maintain and not disclose to anyone Christopher & Banks’ trade secrets and confidential information, documents, and other materials revealed to me during the course of my association with the company. 7. Acknowledgment of Reading and Understanding. By signing this Release of Claims, I acknowledge that I have read this Release of Claims, and understand that the release of claims is a full and final release of all claims I may have against Christopher & Banks and the other entities and individuals covered by this Release. By signing, I also acknowledge and agree that I have entered into this Release of Claims knowingly and voluntarily. ACKNOWLEDGMENT AND SIGNATURE By signing below, I, LuAnn Via, acknowledge and agree to the following:

17  I have had adequate time to consider whether to sign this Release of Claims.  I have been informed of my right to consult an attorney and have had adequate time in which to do so.  I have read this Release of Claims carefully.  I understand and agree to all of the terms of the Release of Claims.  I am knowingly and voluntarily releasing my claims against Christopher & Banks (as defined above) to the extent expressly set forth in this Release of Claims.  I have not, in signing this Release of Claims, relied upon any statements or explanations made by Christopher & Banks except as for those specifically set forth in this Release of Claims and the Executive Employment Agreement.  I intend this Release of Claims to be legally binding.  I understand that this Release of Claims specifically waives claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.) and, in connection with this waiver, I acknowledge and agree to the following: (1) I am not waiving any rights or claims under the Age Discrimination in Employment Act of 1967, as amended, that may arise after this Release of Claims is signed by me, or any rights or claims to test the knowing and voluntary nature of this Agreement under the Older Workers’ Benefit Protection Act, as amended; (2) In exchange for my waiver of rights or claims under the Age Discrimination in Employment Act, I am receiving consideration that is in addition to anything of value to which I am already entitled; (3) I have had ample opportunity to consult with an attorney of my choosing prior to my signing of this Release of Claims, and I was encouraged and advised to do so by Christopher & Banks; (4) I may take twenty-one (21) days to consider whether to sign the Release of Claims. I acknowledge that any changes to the terms of this Release of Claims (whether material or immaterial) will not restart the running of the twenty-one (21) day period; (5) If I sign this Release of Claims prior to the end of the twenty-one (21) day time period, I certify that, in accordance with 29 CFR § 1625.22(e)(6), I knowingly and voluntarily decided to sign this Release of Claims after considering it for less than twenty-one (21) days and that my decision to do so was not induced by Christopher & Banks through fraud, misrepresentation or a threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day time period; (6) I understand that I may rescind this Release of Claims at any time within fifteen (15) days after I sign it; and (7) I further understand and agree that if I wish to rescind this Release of Claims after signing it, I or my authorized legal representative will do so in accordance within the time limitations and procedures contained in Sections 2 and 3 of the Release of Claims.  I have carefully read and fully understand all of the provisions of this Release of Claims, and I knowingly and voluntarily enter into, and choose to be legally bound by, all of the terms set forth in this Release of Claims.  I am signing this Release of Claims on or after my last day of employment with Christopher & Banks. Accepted this ____ day of _____________________, _______. LuAnn Via [Name(s) of Company representative(s)]